                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                  [Amendment No. ............................]

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                             AM COMMUNICATIONS, INC.
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                             AM COMMUNICATIONS, INC.
 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:_______________________________________________

    2) Form Schedule or Registration Statement No.:__________________________

    3) Filing Party:_________________________________________________________

    4) Date Filed:___________________________________________________________

                             AM COMMUNICATIONS, INC.
                                  1900 AM Drive
                                  P.O. Box 9004
                            Quakertown, PA 18951-9004

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                October 16, 1995


     The Annual Meeting of Stockholders of AM Communications, Inc. (the "Company") will be held on Monday, October 16, 1995 at 11:00 a.m. at Meyers Restaurant, 501 N. West End Boulevard (Route 309, 1 mile North of the intersection of Routes 313 and 663), Quakertown, PA 18951-9004 for the following purposes:

1. To elect five directors; and

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on August 25, 1995 has been fixed as the record date for the meeting. All stockholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the meeting. The Board of Directors urges you to date, sign and return promptly the enclosed proxy, which is solicited by the Board of Directors of the Company, even if you attend the meeting. The return of the proxy will not affect your right to vote in person if you do attend the meeting. A copy of the Company's 1995 Annual Report is also enclosed but is not to be regarded as proxy solicitation material.


                                                   Keith D. Schneck
                                                   President

September 20, 1995

                             AM COMMUNICATIONS, INC.
                                  1900 AM Drive
                                  P.O. Box 9004
                            Quakertown, PA 18951-9004

                                 PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of AM Communications, Inc. (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held at Meyers Restaurant, 501 N. West End Boulevard (Route 309, 1 mile North of the intersection of Routes 313 and 663), Quakertown, PA 18951 on October 16, 1995 at 11:00 a.m., and any adjournment or postponement thereof. This proxy statement, the foregoing notice, and the enclosed proxy are being mailed to stockholders on or about September 20, 1995.

     The Board of Directors does not intend to bring any matters before the meeting for action other than the matters specifically referred to in the notice of the meeting, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the meeting. However, if any other matters properly come before the meeting for action, the persons named in the accompanying form of proxy, or their duly constituted substitutes acting at the meeting, will be deemed authorized to vote or otherwise act thereon in accordance with their judgment in such matters.

     In the absence of contrary instructions in proxies the shares represented by proxies will be voted "For" the nominees of the Board of Directors in the election of directors, and in the discretion of the proxy holders on such other matters as may properly come before the meeting. Any proxy may be revoked at any time prior to its exercise by notifying the President of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

            Voting Securities and Certain Beneficial Holders Thereof

     At the close of business on August 25, 1995, the record date to determine stockholders entitled to vote at the Annual Meeting, the Company had 30,412,961 outstanding shares of Common Stock, par value $.10 per share, and 25,825 outstanding shares of Senior Convertible Redeemable Preferred Stock, par value $100 per share.

     On August 25, 1995, the aggregate market value of Registrant's outstanding voting (Common) Stock held by non-affiliates, was $16,686,257 (based on the average between the bid and the asked prices of such stock on that date).

     The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast will constitute a quorum. On all matters voted upon at the meeting and any adjournment or postponement thereof, each record holder of Common Stock will be entitled to one vote per share and each record holder of Senior Convertible Redeemable Preferred Stock will be entitled to 100 votes per share. In the election of directors, stockholders do not have cumulative voting rights. The nominees receiving the highest number of votes cast, up to the number of directors to be elected, shall be elected. Abstentions are counted in the tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining the election of directors or whether a proposal has been approved.

Security Ownership of Certain Beneficial Owners and Management

     The table below sets forth certain information as of August 25, 1995 with respect to each person and entity known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock, each nominee for director of the Company and each executive officer listed in the cash compensation table who owns shares of common stock, and all officers and directors of the Company as a group.


                                              Beneficial Ownership
Beneficial Owner (1) (2)                 Amount    Percentage of Class(11)
---------------------------------------------------------------------------
Alvin Hoffman                       16,790,662(3)          55.0%
Henry I. Boreen                      1,605,765(4)           5.1%
William R. Bastian                     874,028(5)           2.8%
Keystone Venture II, L.P.              686,920(6)           2.3%
G. Kenneth Macrae                      686,920(7)           2.3%
Herman O. Benninghoff, II              255,000(8)              *
Keith Schneck                          102,500                 *
Hal Krisbergh                           10,000(9)              *
 All Directors and  Executive
Officers as a Group (10 Persons)    21,028,949(7)(10)      63.3%
----------------------------------------------------------------------------
* Less than one percent.

     (1) To the best of the Company's knowledge, all shares of stock are owned beneficially, and sole voting and investment power is held with respect thereto, by the persons and entities named, except as otherwise noted.
     (2) The address of Mr. Hoffman is 6699 N. W. Second Avenue, Boca Raton, FL 33487. The address of Mr. Boreen is 1182 Wrack Road, Meadowbrook PA 19046. The address for Mr. Bastian is R.D. 1, Box 113F, Loganton, PA 17747. The address for Mr. Macrae is Keystone Venture II, L.P., 1601 Market Street, Suite 2500, Philadelphia, PA 19103 and Mr. Benninghoff's address is 605 Hilltop Road, Cinnaminson, NJ 08077. Mr. Schneck's address is 925 Wharton Circle, Lower Gwynedd, PA 19002 and Mr. Krisbergh's address is 1538 Meadowbrook Road, Rydal, PA 19046.
     (3) The information concerning the beneficial ownership of Mr. Hoffman is based, in part, upon information furnished by Mr. Hoffman to the Company. The beneficial ownership indicated represents (i) an aggregate of 16,191,837 shares of Common Stock currently owned, (ii) 25,825 shares of Senior Convertible Preferred Stock currently owned (which are presently convertible on a one-for-one basis into shares of the Company's Common Stock), (iii) 100,000 shares which may be purchased upon exercise of warrants issued by the Company to Mr. Hoffman, and (iv) 473,000 shares of Common Stock currently owned by Mr. Hoffman's wife. Mr. Hoffman disclaims beneficial ownership of the shares set forth in (iv) above.
     (4) Includes 100,000 shares which may be acquired upon the exercise of warrants issued by the Company in connection with the Senior Promissory Note, and 875,000 shares which may be acquired upon the exercise of stock options in accordance with the Company's 1982 and 1991 Incentive Stock Option Plans.
     (5) Includes 100,000 shares which may be acquired upon the exercise of warrants issued by the Company in connection with the Senior Promissory Note, and 475,000 shares which may be acquired upon exercise of stock options in accordance with the Company's 1982 Incentive Stock Option Plan.
     (6) The information concerning the beneficial ownership of Keystone Venture II, L.P. is based upon its Schedule 13D filings with the Securities and Exchange Commission. See footnote (7).
     (7) Includes shares beneficially owned by Keystone Venture II, L.P. for which the controlling authority is held by G. Kenneth Macrae. See Footnote (6).
     (8) Includes 160,000 shares which may be acquired upon the exercise of stock options in accordance with the Company's 1982 and 1991 Incentive Stock Option Plans.
     (9) Includes 10,000 shares which may be acquired upon the exercise of stock options in accordance with the Company's 1991 Incentive Stock Option Plan.
     (10)Includes an aggregate of 18,172,622 shares of Common Stock and 25,825 shares of Senior Convertible Redeemable Preferred Stock (which are presently convertible on a one-for-one basis into shares of the Company's Common Stock) currently owned and 2,830,502 shares of Common Stock which may be acquired upon the exercise of options and warrants.
     (11)The percentages have been calculated on the basis of treating as outstanding, for a particular holder, all shares of the Common Stock outstanding on said date and all shares of the Common Stock issuable to such holder in the event of exercise or conversion of outstanding options, warrants and convertible securities owned by such holder at said date which are exercisable or convertible within 60 days of such date.

     The table below sets forth certain information as of August 25, 1995 with respect to each person and entity known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Senior Convertible Redeemable Preferred Stock.

                                                Beneficial Ownership
     Beneficial Owner                      Amount     Percentage of Class
-------------------------------------------------------------------------------
     Alvin Hoffman                         25,825             100%



                            1. ELECTION OF DIRECTORS

     At the meeting, the stockholders will be asked to elect five directors, to hold office until the next annual meeting or until their respective successors have been duly elected and qualified. It is expected that proxies executed on the enclosed form will be voted, in the absence of other instructions, for the election of the persons named below, each of whom is presently serving as a director of the Company. Should any one or more of these nominees become unavailable to accept nominations or election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

     The nominees for directors together with certain information with respect to them, are as follows:

                                 Became
Name & Age                       Director    Principal Occupation and Business During Last Five Years
----------------------------------------------------------------------------------------------------------------------------
Henry I. Boreen, 68               1985       Mr. Boreen has served as Chairman and Chief Executive Officer of the Company since 1990. He also served as Chief Financial Officer and
                                             President from 1990 through April 1995. He has been Chief Executive Officer and a director of HIB International, Inc., which participates in high technology joint ventures, since 1985. Mr. Boreen is also Chairman of Integrated Circuit
                                             Systems, a publicly held company.


Keith D. Schneck, 40               1995      Mr. Schneck joined the Company in April 1995 as President and Chief Financial
                                             Officer and became a director in June 1995. From 1987 until he joined the
                                             Company, Mr. Schneck held senior management positions at Integrated Circuit
                                             Systems, Inc. including Chief Operating Officer and Senior Vice President,
                                             Finance.

Herman O. Benninghoff, II, 63     1988       Mr. Benninghoff has served as Chairman of Philadelphia Pipe Bending Co.
                                             and D Kay Fabricators, Inc. since 1977. He is also a director and principal in STF Corporation Inc., Rockaway, NJ.

Alvin Hoffman, 67                 1995       Mr. Hoffman is a private investor and has been a registered broker with
                                             Makefield Securities in Boca Raton, FL since 1982.

Hal Krisbergh, 48                 1995       Mr. Krisbergh is President of WorldGate Communications located in Rydal, PA and is also a director of Ortel Corporation. He previously served as President of the Communications Division of General Instrument Corporation from 1981 to
                                             1994.
------------------------------------------------------------------------------------------------------------------------------

     William R. Bastian and G. Kenneth Macrae have resigned as directors of the Company effective October 16, 1995. The Board of Directors of the Company has voted not to fill the vacancy created by Mr. Bastian's and Mr. Macrae's resignations and, accordingly, the number of directors of the Company will be reduced from seven to five.

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of its common stock, to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission. The Company believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners have been timely satisfied. Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that, during the fiscal year ended April 1, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied.

Information Concerning Meetings, Committees and Directors' Compensation

     The Board of Directors held four regular meetings during the fiscal year ended April 1, 1995 and acted twice by unanimous consent in writing in accordance with Delaware law. During fiscal 1995, all directors attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board on which they served.

     The Audit Committee is responsible for reviewing internal audit activities, recommending to the Board of Directors the engagement of independent auditors, and reviewing the professional services rendered by the independent auditors including the scope of the audit, their fees, and the results of their engagement. No member of the committee is an employee of the Company. The Audit Committee consists of Messrs. Bastian and Macrae, who met once during fiscal 1995. Since both Mr. Bastian and Mr. Macrae have resigned, the new Board of Directors intends to appoint two new directors to serve as members of this committee.

     The Compensation and Stock Option Committee is responsible for the administration of the current Incentive Stock Option Plan which committee is authorized to select optionees and determine the terms of their options, subject to the provisions of the 1991 Incentive Stock Option Plan. In addition, the Committee reviews and approves employee compensation plans and such other benefits as it deems advisable. The Compensation and Stock Option Committee consists of Messrs. Macrae and Benninghoff. The Committee met once during the last fiscal year.

     The Company does not have a Nominating Committee.

     Directors who are not officers or employees of the Company are paid $500 for each Board of Directors meeting and Committee meeting attended. In 1988, the directors had agreed to forego receipt of such payments for the foreseeable future. This policy was reinstated in July, 1995. In addition, commencing on July 1, 1995, each director, who is not an employee of the Company, will be entitled to receive, on July 1 of each year, an automatic grant of annual incentive stock options covering 10,000 shares of the Company's Common Stock, pursuant to the 1991 Incentive Stock Option Plan.

Executive Officers

                                   Became
Name & Age                         Officer   Position with the Company and Business During Last Five Years
------------------------------------------------------------------------------------------------------------------------------
Henry I. Boreen, 68                 1990     Chairman and Chief Executive Officer since October 1990.  Served as
                                             Chief Financial Officer and President from 1990 to 1995.

Keith D. Schneck, 40                1995     President and Chief Financial Officer since joining the Company in April, 1995.
                                             He held senior management positions at Integrated Circuit Systems, Inc.
                                             including Chief Operating Officer and Senior Vice President, Finance from 1987 until he joined the Company.

David L. DeLane, 55                 1988     Vice President, Sales and Marketing since joining the Company in 1988.

Michael L. Quelly, 42               1989     Executive Vice President of the Company. Served as Vice President, Engineering
                                             of the Company from 1989 to 1990 at which time he was appointed to his present position. He has been employed by the Company since 1982.

Joseph D. Rocci, 47                 1988     Vice President, Products & Technology of the Company since 1989. Served as Vice
                                             President, Product Operations of the Company from 1988 to 1989. He has been employed by the Company since 1983.
---------------------------------------------------------------------------------------------------------------------------------

Executive Compensation

     The following table sets forth information concerning cash remuneration for each of the last three fiscal years of the Company's Chief Executive Officer, and with respect to stock options granted during the last three fiscal years to the Company's Chief Executive Officer.

                        Annual and Long Term Compensation
Name & Principal        Fiscal                      Stock Options   Other
Position                Year          Salary        Awarded         Compensation
----------------        ------        ------        --------------  ------------
Henry I. Boreen          1995          ---           ---              $4,000(1)
Chairman, CEO,           1994          ---           ---              ---
and CFO*                 1993          ---           650,000          ---
*Mr. Boreen was CFO of the Company until April, 1995.
     (1) Represents premium for directors' and officers' liability insurance.

     There were no stock option or stock appreciation rights granted to or exercised by Mr. Boreen during the last fiscal year. The Company does not maintain any long term incentive plans for its officers.

     The Company does not have any employment contracts or arrangements with any of its executive officers.

     The Company does not have, and during the past five fiscal years has not had, any other plans providing cash or non-cash compensation to officers or employees, other than the Company's 1982 and 1991 Incentive Stock Option Plans, and group life, health or relocation plans available generally to all salaried employees that do not discriminate in scope, terms or operation in favor of officers or directors.

     The following table sets forth certain information pertaining to the stock options held by the individual named in the Cash Compensation Table:

                                  Fiscal 1995 Year End Option Values
                                  ----------------------------------
                             Number of                               Value of
                         Unexercised Options                  In-the-Money Options
                         At Fiscal Year End                    at April 1, 1995 (1)
                         ------------------                    --------------------
Name                 Exercisable     Unexercisable       Exercisable    Unexercisable
----                 -----------     -------------       -----------    -------------
Henry I. Boreen       648,334           216,666           $1,215,872       $429,540

     (1) Value is based upon the closing price of the stock on April 1, 1995, less the exercise price.

Certain Relationships and Related Transactions

     During fiscal 1994, warrants to purchase 2,115,000 shares of the Company's Common Stock held by Mr. Hoffman, the Company's majority stockholder, for loans he made to the Company were granted a one year extension to December 28, 1994. Pursuant to the Amendment to the Warrant Agreement, effective as of March 31,

1994, Mr. Hoffman agreed to amend the exercise price of each such warrant, which was originally $1.25 per share and which could have potentially been adjusted to $0.125 per share as a result of subsequent events, to $0.45 per share. In November 1994, these warrants were extended to April 30, 1995. Mr. Hoffman exercised all such warrants prior to their expiration. The exercise price was paid in cash except for $850,803 which was satisfied by a note receivable, bearing 8% interest, from Mr. Hoffman, due June 30, 1995. The note receivable was paid on the due date.

     In addition, warrants to purchase 3,988,470 shares of the Company's Common Stock issued pursuant to the Securities Conversion Agreement which were originally due to expire on June 2, 1993 were subsequently extended to April 30, 1995, in accordance with the Amendment to Warrant Agreement. Holders of these warrant shares include Alvin Hoffman, 1,766,345 shares; Henry I. Boreen, Chairman and CEO, 160,255 shares; William R. Bastian, director and minority stockholder, 150,000 shares; Keystone Venture II, L.P., minority stockholder, 576,920 shares; and Herman O. Benninghoff, II, director and minority stockholder, 25,000 shares. The Securities Conversion Warrant Holders also agreed to modify the exercise price of their warrants, which was initially $1.00 per share and could have potentially been adjusted to $0.125 per share as a result of subsequent events, to $0.45 per share pursuant to the Amendment to Warrant Agreement, effective March 31, 1994. These warrants were exercised prior to their expiration.

     Pursuant to an agreement with Alvin Hoffman, the Company's majority stockholder, effective as of March 31, 1994, all long term debt owed by the Company to Mr. Hoffman was converted to equity. As part of this agreement, $2,200,011 of the debt was converted into 4,888,913 shares of the Company's Common Stock at $0.45 per share, and $2,582,500 of the debt was converted into 25,825 shares of Senior Convertible Redeemable Preferred Stock, par value $100 per share. Also as part of the agreement, $1,774,344 of accrued interest owed by the Company to Mr. Hoffman was completely forgiven. This conversion resulted in the Company's negative equity of $4,908,000 changing to a positive equity of $2,004,000.

                             ADDITIONAL INFORMATION

Relationship with Independent Public Accountants

     Deloitte & Touche LLP, which has served as the Company's independent public accountants for the last fiscal year, has been selected by the Board of Directors as the independent public accountants for the Company's current fiscal year. A representative of Deloitte & Touche LLP is expected to be present at the meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

     The Board of Directors approved the appointment of the Company's independent public accountants to perform generally the audit services normally rendered by public accounting firms.

Stockholder Proposals

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 1996 must be received by the Company by May 21, 1996, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the meeting.

Solicitation of Proxies

     Expenses in connection with the solicitation of proxies will be paid by the Company. Solicitation of proxies will be principally by mail. In addition, some of the directors, officers or other employees of the Company may solicit proxies personally, by telephone, or by mail, if deemed appropriate.

Annual Report on Form 10-KSB

     The Company will provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of the Company's Annual Report on Form 10-KSB, including the financial statements and the schedules thereto, as filed with the Securities and Exchange Commission for its 1995 fiscal year. Such written requests should be directed to the Shareholder Relations Department, AM Communications, Inc., P.O. Box 9004, Quakertown, PA 18951-9004.



                                           Keith D. Schneck
                                           President

September 20, 1995

P R O X Y                    This Proxy is Solicited on Behalf of the Board of
AM Communications, Inc.      Directors
1900 AM Drive
P.O. Box 9004                The undersigned hereby appoints Keith D. Schneck
Quakertown, PA 18951-9004    and Patricia A. Eynon, and each of them, proxy for
                             the undersigned, with full power of substitution,
                             to vote all shares of Common Stock and Senior
                             Convertible Redeemable Preferred Stock of
                             AM Communications, Inc. which the undersigned is
                             entitled to vote at the Annual Meeting of
                             Stockholders to be held on October 16, 1995 at
                             11:00 a.m. or any adjournment thereof.
-------------------------------------------------------------------------------
1.   Election of Directors.
         FOR all five nominees listed (except as marked to the contrary below). WITHHOLD AUTHORITY to vote for all five nominees listed below.
     (To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.)

     Nominees:   Herman O. Benninghoff, II   Henry I. Boreen   Keith D. Schneck
                 Hal Krisbergh    Alvin Hoffman

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                NOT VALID UNLESS DATED AND SIGNED ON REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of all five nominees for directors.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

The undersigned hereby revokes all previous proxies for such meeting, and hereby acknowledges receipt of the Notice of the Meeting, the Proxy Statement, and the Annual Report of AM Communications, Inc. furnished therewith.

                                      Dated:                              ,1995
                                            ------------------------------


                                      -----------------------------------------
                                                Stockholder's Signature


                                      -----------------------------------------
                                      Stockholder's signature, if held jointly.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope.